Exhibit 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LCA-Vision Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

This quarterly report on Form 10-Q for the period ended June 30, 2008 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2008	/s/ Steven C. Straus
Steven C. Straus
Chief Executive Officer

Date: July 29, 2008	/s/ Michael J. Celebrezze
Michael J. Celebrezze
Interim Chief Financial Officer
Senior Vice President of Finance and Treasurer